Rand Logistics Inc.

RAND LOGISTICS REPORTS 180 PERCENT YEAR-OVER-YEAR EBITDA GROWTH FOR THE
FIRST QUARTER OF FISCAL 2009

Company Increases EBITDA Guidance for Full Year Fiscal 2009

New York, NY – August 14, 2008 – Rand Logistics Inc. (Nasdaq: RLOG; RLOGW; RLOGU) (“Rand”) today announced financial and operational results for the fiscal 2009 first quarter ended June 30, 2008.

Quarter ended June 30, 2008 Financial Highlights
Versus Quarter ended June 30, 2007

•	Marine freight revenue (excluding fuel surcharge, outside charter and other surcharges) increased by 39.2% to $27.3 million, from $19.6 million.

•	Marine freight revenue per day per vessel increased by 18.8% to $28,586, from $24,059.

•	Vessel margin[1] (after expensed winter work) increased by 125.2%, to $11.0 million, from $4.9 million.

•	EBITDA[1] increased by 180.2%, to $8.2 million from $2.9 million.

Scott Bravener, President and CEO of Lower Lakes, stated, “We are very pleased with the significant marine freight revenue and EBITDA growth enjoyed during the quarter, and feel our financial results have demonstrated the significant earning power of our assets. The growth was driven by a number of factors, including increased freight rates, enhanced vessel utilization and significant improvement in boat operating metrics, particularly on the five recently acquired vessels. We are confident that our operations for the second quarter will trend as favorably. As we continue to leverage our operating efficiencies to improve vessel performance, I believe that we will extract the additional profit enhancement inherent in our business model.”

Outlook

Laurence S. Levy, Chairman and CEO of Rand, commented, “The second fiscal quarter ending on September 30, 2008, which is typically the strongest quarter for Rand and the industry as a whole, will be the first during which all of our vessels will be fully operational and engaged in trade patterns that best utilize their capabilities. As a result of our operating performance thus far in fiscal year 2009 and based on our confidence in the inherent strength of our business, highlighted by continued strong demand for our services, we are increasing our projected fiscal year 2009 EBITDA to the $18 to $19.5 million range. We look forward to keeping you apprised of Rand’s continued development.”

1 Vessel Margin and EBITDA for the quarter ended June 30, 2007 excludes the results of the previously consolidated VIE, for which Rand received no economic benefit from earnings.

Rand Logistics, Inc.
Summary Statement of Operations (Unaudited)
(U.S. Dollars 000’s except for Earnings (Loss) Per Share figures)

	Three months ended	Three months ended
	June 30, 2008	June 30, 2007 *
Revenue	43,406	25,230

	43,406	25,230
Expenses
Outside voyage charter fees	6,246	2,137
Vessel operating expenses	25,555	17,317
Repairs and maintenance	888	94
	32,689	19,548
Income before general and administrative, depreciation, amortization of drydock costs and intangibles, other income and expenses and income
taxes	10,717	5,682

General and administrative	2,469	1,941
Depreciation and amortization of drydock costs and intangibles	2,616	2,308
Loss (gain) on foreign exchange	2	(173)
	5,087	4,076
Income before interest, other income and expenses and income taxes	5,630	1,606

Net income (loss)	2,316	(1,154)
Net earnings (loss) per share basic	$0.19	$(0.12)
Net earnings (loss) per share diluted	$0.18	$(0.12)

* The statement of operations as of June 30, 2007 includes the results of WMS, as it was a VIE at that time.

Conference Call
Management will host a conference call to discuss the results at 8:30 a.m. ET on Thursday, August 14, 2008. Interested parties may participate in the conference call by dialing 800-218-0530 (303-262-2131 for international callers).  When prompted, ask for the "Rand Logistics First Quarter Fiscal 2009 Earnings Conference Call."

A phone replay will be available from 10:30 a.m. ET on Thursday, August 14, 2008, until 11:59 p.m. ET on Saturday, August 23, 2008.  Dial 800-405-2236 (305-590-3000 for international callers) and enter the code 11118111# to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics Inc. website at www.randlogisticsinc.com under Investors: Webcasts & Presentations.  The webcast replay will be archived for 12 months.

Reconciliation of Non-GAAP Measure to GAAP
EBITDA represents earnings before interest, income tax expense, depreciation and amortization, loss on asset disposal, and loss (gain) on foreign exchange.  EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as measures of liquidity.  EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation.  A reconciliation of GAAP net income to EBITDA is included in the financial tables accompanying this release.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region.  Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes.  The Company’s vessels operate under the U.S. Jones Act – which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports – and the Canada Marine Act – which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements
This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries.  Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.		The Piacente Group, Inc.
Laurence S. Levy, Chairman & CEO		Lesley Snyder
Edward Levy, President		(212) 481-2050
212-644-3450		Lesley@tpg-ir.com

Rand Logistics, Inc.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Earnings (Loss) Per Share figures)

	Three Months Ended	Three months Ended
	June 30, 2008	June 30, 2007 *

REVENUE	$43,406	$25,230

EXPENSES

Outside voyage charter fees	6,246	2,137
Vessel operating expenses	25,555	17,317
Repairs and maintenance	888	94
General and administrative	2,469	1,941
Depreciation	1,618	1,543
Amortization of drydock costs	567	358
Amortization of intangibles	431	358
Amortization of chartering agreement costs	-	49
(Gain) loss on foreign exchange	2	(173)
	37,776	23,624
INCOME BEFORE OTHER INCOME AND EXPENSES AND INCOME TAXES	5,630	1,606

OTHER INCOME AND EXPENSES
Interest expense	1,674	1,012
Interest income	(5)	(65)
Interest rate swap contract	(1,234)	(79)
	435	868

INCOME BEFORE INCOME TAXES	5,195	738
PROVISION (RECOVERY) FOR INCOME TAXES
Current	-	(43)
Deferred	2,516	361
NET INCOME BEFORE MINORITY INTEREST	2,679	420
MINORITY INTEREST	-	321
NET INCOME	2,679	99
PREFERRED STOCK DIVIDENDS	363	296
STOCK WARRANT INDUCEMENT DISCOUNT	-	957
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$2,316	$(1,154)

Net earnings (loss) per share basic	$0.19	$(0.12)
Net earnings (loss) per share diluted	$0.18	$(0.12)
Weighted average shares basic	12,105,051	9,312,241
Weighted average shares diluted	14,796,536	9,312,241

* The statement of operations as of June 30, 2007 includes the results of WMS, as it was a VIE at that time.

Rand Logistics, Inc.
Selected Financial Information
Reconciliation of Income before Interest, Other Income and Expenses and Income Taxes to EBITDA
(U.S. Dollars 000’s)

	Three Months ended June 30, 2008			Three Months ended June 30, 2007

	Rand Logistics	Impact of		Rand Logistics	Impact of
	Inc.	FIN46R	Consolidated	Inc.	FIN46R	Consolidated

Income before interest, other income and expenses and income taxes	5,630	-	5,630	1,123	483	1,606

Loss (gain) on foreign exchange	2	-	2	(173)	-	(173)
Depreciation and amortization of drydock costs and intangibles	2,616	-	2,616	1,994	314	2,308

EBITDA	8,248	-	8,248	2,944	797	3,741

Rand Logistics, Inc.
Consolidated Balance Sheets (Unaudited)
(U.S. Dollars 000’s except for Earnings (Loss) Per Share figures)

	June 30,	March 31,
	2008	2008
ASSETS
CURRENT
Cash and cash equivalents	$7,354	$5,626
Accounts receivable, net	20,888	3,468
Prepaid expenses and other current assets	4,806	3,122
Income taxes receivable	193	193
Interest rate swap contract	335	-
Deferred income taxes	444	1,355
Total current assets	34,020	13,764

PROPERTY AND EQUIPMENT, NET	101,322	96,349
DEFERRED INCOME TAXES	19,317	20,318
DEFERRED DRYDOCK COSTS, NET	8,906	9,082
INTANGIBLE ASSETS, NET	17,542	17,979
GOODWILL	10,193	10,193
	$191,300	$167,685
Total assets
LIABILITIES
CURRENT
Bank indebtedness	$18,055	$269
Accounts payable	17,520	14,985
Accrued liabilities	7,748	7,243
Acquired Management Bonus Program	3,000	3,000
Interest rate swap contract	382	1,274
Income taxes payable	422	422
Deferred income taxes	1,416	1,508
Current portion of long-term debt	4,716	3,521
Total current liabilities	53,259	32,222
LONG-TERM DEBT	66,024	66,896
OTHER LIABILITES	232	-
DEFERRED INCOME TAXES	15,419	14,703
	134,934	113,821
Total liabilities
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,	14,900	14,900
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
Common stock, $.0001 par value	1	1
Authorized 50,000,000 shares, Issued and outstanding 12,105,051 shares
Additional paid-in capital	58,416	58,350
Accumulated deficit	(18,149)	(20,465)
Accumulated other comprehensive income (loss)	1,198	1,078
	56,366	53,864
Total stockholders’ equity
Total liabilities and stockholders’ equity	$191,300	$167,685

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